UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 15, 2018

Blue Dolphin Energy Company

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-15905 (Commission File Number)	73-1268729 (IRS Employer Identification No.)

801 Travis Street, Suite 2100

Houston, Texas 77002
(Address of principal executive office and zip code)

(713) 568-4725
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

As previously disclosed, on July 20, 2018, Blue Dolphin Energy Company (“Blue Dolphin”), its wholly-owned subsidiaries Lazarus Energy, LLC (“LE”) and Nixon Products Storage, LLC, and their affiliates Lazarus Energy Holdings, LLC, Jonathan Carroll and Carroll & Company Financial Holdings, L.P. (collectively, the “Lazarus Parties”) entered into a Settlement Agreement with GEL Tex Marketing, LLC (“GEL”), an affiliate of Genesis Energy, LP, (as amended by the First Amendment thereto dated as of October 17, 2018, the “Settlement Agreement”) related to the previously disclosed arbitration proceedings involving Blue Dolphin, LE and GEL.

Under the Settlement Agreement, GEL and the Lazarus Parties agreed to mutually release all claims against each other and to file a stipulation of dismissal with prejudice in connection with the arbitration proceedings, subject to the terms and conditions set forth in the Settlement Agreement (the “Settlement”), including payment by the Lazarus Parties to GEL of $10,000,000 in cash (the “Settlement Payment”). The Settlement Agreement provides that the Settlement Agreement will terminate, unless extended in writing by GEL, on December 31, 2018 if the Settlement Payment is not made on or before such date (the “Settlement Payment Deadline”) and may be terminated by GEL following the occurrence of an event of default under the Settlement Agreement. The Settlement Agreement also requires the Lazarus Parties to work in good faith and take reasonable actions to obtain a commercial loan in an aggregate principal amount equal to the Settlement Payment (the “Settlement Financing”) and provides that an event of default will occur if the Lazarus Parties fail to achieve certain milestones related to the Settlement Financing.

On November 15, 2018, the Lazarus Parties and GEL entered into a Second Amendment to the Settlement Agreement (the “Second Amendment”). The Second Amendment (i) extended the Settlement Payment Deadline from December 31, 2018 to January 31, 2019 (unless extended in writing by GEL) and (ii) extended the dates for achievement of certain milestones related to the Settlement Financing.

Blue Dolphin can provide no assurance that the conditions to the consummation of the Settlement will be met. If any of the conditions are not met or the Settlement Agreement is terminated, GEL may seek to enforce the final award in the arbitration proceedings against the Lazarus Parties, in which case, Blue Dolphin and its affiliates would likely be required to seek protection under bankruptcy laws.

The foregoing description of the terms of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2018, Mr. Tommy L. Byrd notified Blue Dolphin that he intends to resign as Chief Financial Officer of Blue Dolphin, effective December 31, 2018. Blue Dolphin will conduct a search for a Chief Financial Officer and name a successor or interim Chief Financial Officer prior to Mr. Byrd’s departure.

Item 9.01.		Financial Statements and Exhibits.

	(d)	Exhibits

10.1
Second Amendment to the Settlement Agreement, dated as of November 15, 2018, by and among
Lazarus Energy, LLC, Blue Dolphin Energy Company, Lazarus Energy Holdings, LLC, Nixon
Product Storage, LLC, Carroll & Company Financial Holdings, L.P., Jonathan Carroll and GEL
Tex Marketing, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Dolphin Energy Company

Date: November 23, 2018	By:	/s/ JONATHAN P. CARROLL
Jonathan P. Carroll
Chief Executive Officer, President, Assistant Treasurer and Secretary (Principal Executive Officer)